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                                                                    EXHIBIT 23.3


                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

         On June 19, 2002, Iron Mountain Incorporated (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants and engaged Deloitte & Touche LLP as its new independent public accountants for the fiscal year ending December 31, 2002. For additional information, see "Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in this Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 (the "2002 Form 10-K").

         The 2002 Form 10-K is incorporated by reference in the Company's registration statements on Forms S-3 (File No. 333-75068 and File No. 333-105494), S-4 (File No. 333-91577) and S-8 (File Nos. 333-43787, 333-89008
and 333-95901) (collectively, the "Registration Statements"). The Company was unable to obtain the consent of Arthur Andersen to the incorporation by reference into the Registration Statements of the audit report of Arthur Andersen with respect to the Company's consolidated financial statements for the fiscal years ended December 31, 2001 and 2000. Pursuant to Rule 437a under the Securities Act of 1933, as amended, the Company elected to omit the consent of Arthur Andersen from the Registration Statements. Because Arthur Andersen has not consented to the incorporation by reference of their report in the Registration Statements, purchasers of securities offered pursuant to the Registration Statements on or after the filing of the 2002 Form 10-K will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen and incorporated by reference in those consolidated financial statements, or, any omissions to state a material fact required to be stated in those consolidated financial statements.